Exhibit 99.1

ENTECH, INC.

For The Fifty-Three and Fifty-Two Week Periods Ended

September 30, 2007 and September 24, 2006

Report of Independent Registered Public Accounting Firm

To the Stockholders

Entech, Inc.

We have audited the accompanying balance sheets of Entech, Inc. as of September 30, 2007 and September 24, 2006, and the related statements of operations, and cash flows for the fifty-three and fifty-two week periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entech, Inc. as of September 30, 2007 and September 24, 2006, and the results of its operations and its cash flows for the fifty-three and fifty-two week periods then ended, in conformity with U.S. generally accepted accounting principles.

On January 28, 2008, the Company’s stockholders sold their entire interest to WorldWater & Solar Technologies Corp., a publicly-held company (see Note 9).

/S/ AMPER, POLITZINER & MATTIA, P.C.
February 4, 2008
Edison, New Jersey

ENTECH, INC.

Balance Sheets

	September 30, 2007	September 24, 2006
ASSETS
Current Assets
Cash and cash equivalents	$582,647	$740,324
Accounts receivable	92,907	26,501
Cost in excess of billings	—	14,026
Employee advances	1,217	2,699
Total Current Assets	676,771	783,550
Property and equipment, net	3,695	4,922
Total Assets	$680,466	$788,472
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable	$92,143	$22,018
Accrued compensation	331,189	284,615
Accrued other	11,250	20,313
Billings in excess of cost	23,299	—
Deferred revenue	150,042	—
Stand still fee	—	500,000
Current portion of long-term debt — stockholders	—	20,000
Total Current Liabilities	607,923	846,946
Long-Term Liabilities
Long-term debt—stockholders	857,712	857,712
Accrued interest—stockholders	83,318	23,529
Total Liabilities	1,548,953	1,728,187
Commitments and contingencies	—
Stockholder’s Deficiency
Common Stock, $.01 par value, 1,000,000 shares authorized; 122,425 shares issued and outstanding	1,224	1,224
Additional paid-in capital	2,703,223	2,703,223
Accumulated deficit	(3,572,934)	(3,644,162)
Total Stockholders’ Deficiency	(868,487)	(939,715)
Total Liabilities and Stockholders’ Deficiency	$680,466	$788,472

See accompanying notes to financial statements.

ENTECH, INC.

Statements of Operations and Accumulated Deficit

	For the 53 and 52 Week Periods Ended
	September 30, 2007	September 24, 2006
Sales	$1,102,253	$1,135,069
Cost of Sales	640,746	633,415
Gross Profit	461,507	501,654
General and Administrative Expenses	830,569	556,988
Operating Loss	(369,062)	(55,334)
Other Income (Expense)
Standstill Fee (see Note 9)	500,000	—
Interest income	11,920	10,319
Interest expense	(71,630)	(61,152)
Total Other Income (Expense)	440,290	(50,833)
Income (Loss) Before Provision for Taxes	71,228	(106,167)
Provision for Income Taxes	—	—
Net Income (Loss)	71,228	(106,167)
Accumulated Deficit—Beginning of Period	(3,644,162)	(3,537,995)
Accumulated Deficit—End of Period	$(3,572,934)	$(3,644,162)

See accompanying notes to financial statements.

ENTECH, INC.

Statements of Cash Flows

	For the 53 and 52 Week Periods Ended
	September 30, 2007	September 24, 2006
Cash flows from operating activities
Net income (loss)	$71,228	$(106,167)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,227	2,594
Standstill Fee	(500,000)	—
(Increase) decrease in operating assets:
Accounts receivable	(66,406)	325,867
Cost in excess of billings	14,026	(14,026)
Employee advances and other receivables	1,482	(1,205)
Increase (decrease) in operating liabilities
Accounts payable	70,125	(216,287)
Accrued liabilities	37,511	16,883
Deferred Revenue	150,042	—
Billings in excess of cost	23,299	(121,459)
Net cash provided by (used in) operating activities	(197,466)	(113,800)
Cash flows from investing activities
Purchases of property and equipment	—	(4,659)
Cash flows from financing activities
Proceeds from stand-still fee	—	500,000
Borrowings under long-term debt—stockholders	59,789	61,151
Payments under long-term debt—stockholders	(20,000)	(204,952)
Net cash provided by (used in) financing activities	39,789	356,199
Net increase in cash and cash equivalents	(157,677)	237,740
Cash and cash equivalents—beginning of period	740,324	502,584
Cash and cash equivalents—end of period	$582,647	$740,324

Supplemental disclosure of non-cash financing activities:

The Company converted $225,175 of accrued interest and rent into long-term debt during 2006.

See accompanying notes to financial statements.

ENTECH, INC.

Notes to Financial Statements

Note 1  -                                       Nature of Business and Summary of Significant Accounting Policies

                                                                                    Organization and Operations

The Company is engaged in the design, development and manufacture of photovoltaic concentrator systems for both space and terrestrial solar electric power applications.  The Company is headquartered in Keller, Texas.  On January 28, 2008, the Company’s stockholders sold their entire interest to WorldWater & Solar Technologies Corp., a publicly held company (see Note 9).

Fiscal Year

The Company’s fiscal year ends on the last Sunday in September.  Fiscal 2007 consisted of the fifty-three weeks ended September 30, 2007 and fiscal 2006 consisted of the fifty-two weeks ended September 24, 2006.

Revenue Recognition

The Company recognizes revenue on a fixed fee basis and recognized on the basis of the estimated percentage of completion in accordance with the AICPA Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”).  Each fixed fee contract has different terms, milestones and deliverables.  The milestones and deliverables primarily relate to the work to be performed and the timing of the billing.  At the end of each reporting period an assessment of revenue recognized on the percentage of completion milestones achieved criteria is made.  If it becomes apparent that estimated costs will be exceeded or required milestones or deliverables will not have been obtained, an adjustment to revenue and/or costs will be made.  The cumulative effect of revisions in estimated revenues and costs are recognized in the period in which the facts that give rise to the impact of any revisions become known.

                                                                                    Cost of sales included in the accompanying Statements of Operations and Accumulated Deficit in this report are comprised of direct labor, indirect labor, and overhead costs associated with the Company’s contracts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method.  The estimated useful lives are 5 years for machinery and equipment, and furniture and fixtures. Maintenance and repairs are charged to expense as incurred. Renewals and betterments which extend the useful lives of the assets are capitalized. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts, and any gain or loss is reflected in operations.

Concentrations of Credit Risk

The Company may at times maintain cash balances in bank accounts in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable.  Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of customers comprising the Company’s customer base.

ENTECH, INC.

Notes to Financial Statements

Note 1 -                                          Nature of Business and Summary Of Significant Accounting Policies — (continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” which requires the use of the “liability method” of accounting for income taxes.  Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the period in which the differences are expected to reverse.  Valuation allowances are established, if necessary, to reduce deferred tax assets to an amount that will more likely than not be realized.

Allowance for Doubtful Accounts

Customer bad debts are charged to current operations under the allowance method of accounting.  No allowance for bad debts was deemed necessary for accounts receivable at September 30, 2007 and September 24, 2006 based on management’s assessment of the credit history of customers having outstanding balances and its current relationships with them.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from those estimates.

Fair Value of Financial Instruments

The carrying value of accounts receivable, accounts payable and accrued expenses approximate their respective fair values due to their short maturities.

Note 2 -                                          Property and Equipment

                                                                                    Property and equipment at September 30, 2007 and September 24, 2006 consists of the following:

	September 30, 2007	September 24, 2006
Machinery and equipment	$70,670	$70,670
Furniture and fixtures	108,709	108,709
	179,379	179,379
Less accumulated depreciation	(175,684)	(174,457)
Net property and equipment	$3,695	$4,922

                                                                                    Depreciation expense on property and equipment during the fifty-three and fifty-two week periods ended September 30, 2007 and September 24, 2006 were approximately $1,200 and $2,600, respectively.

ENTECH, INC.

Notes to Financial Statements

Note 3 -                                          Long-Term Debt — Stockholders

                                                                                    As of September 30, 2007 and September 24, 2006 long-term debt consisted of the following:

	2007	2006
Note payable to a stockholder, payable in monthly principal installments of $5,000, interest at 6.5% is deferred until maturity, January 2007, unsecured.	$—	$20,000

Note payable to a stockholder, payable in full, along with accrued interest at 8.0%, May, 2011, unsecured.	735,276	735,276

Note payable to a stockholder, payable in full, June 2009, interest at 9.25% (prime rate plus 1.0%) due monthly, unsecured.	122,436	122,436

Total Long-Term Debt	857,712	877,712
Less: Current portion of long-term debt	—	20,000

Long-Term Debt, net of current portion	$857,712	$857,712

                                                                                    Maturities of notes payable over subsequent years are as follows:

2008	$—
2009	122,436
2010	—
2011	735,276

Total Long-Term Debt	$857,712

Note 4 -                                          Employee Benefit Plan

The Company has a 401(k) Profit Sharing Plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting length of service requirements.  Employees can elect to defer the maximum allowable by law under I.R.C. Section 402(g) to the Plan.  The Company makes discretionary matching contributions.  The Company made discretionary matching contributions of approximately $22,000 and $17,000 for the fifty-three and fifty-two week periods ended September 30, 2007 and September 24, 2006, respectively.

ENTECH, INC.

Notes to Financial Statements

Note 5 -                                          Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets.  Management has considered the Company’s history of losses and, in accordance with the applicable accounting standards, has fully reserved the deferred tax asset.

Deferred taxes at September 30, 2007 and September 24, 2006 were as follows:

	2007	2006
Net operating loss carryforward	$952,742	$999,196
Deferred interest	28,328	12,835
Accrued compensation	112,605	96,769
Gross deferred tax asset	1,093,675	1,108,800
Valuation allowance	(1,093,675)	(1,108,800)
Net deferred tax asset	$—	$—

Under provisions of the Internal Revenue Code, substantial changes in the Company’s ownership may limit the amount of net operating loss carryforwards, which can be used in future years.  The Company has net operating loss carryforwards of approximately $2,800,000 for federal purposes that expire at various times.  See Note 9 for discussion of the Sale of the Company.

Note 6 -                                          Major Customer

During fiscal 2007, the Company had two major customers (one of which was WorldWater, see Note 9 for a discussion of “Sale of the Company”).  Sales to these customers were approximately $918,000, representing approximately 82% of total sales for the fiscal year.  During fiscal 2006, the Company had one major customer. Sales to this customer were approximately $855,000, representing approximately 75% of total sales for the fiscal year.

Note 7 -                                          Contingencies

                                                                                    From time to time, the Company may be subject to certain claims and legal actions arising in the ordinary course of business.

ENTECH, INC.

Notes to Financial Statements

Note 8 -                                          Leases

Non-Cancelable Operating Leases

The Company is committed under a three-year non-cancelable operating lease with certain stockholders, expiring July 1, 2009, for the Company’s headquarters.  Under the lease, the Company is responsible for payment of its share of utilities and other operating expenses related to the property.  Monthly payments under the current leases are approximately $4,500.  Rent expense for each of the fifty-three and fifty-two week periods ended September 30, 2007 and September 24, 2006 was approximately $54,000.

                                                                        The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 2007:

For the Years Ending

2008	$54,000
2009	40,500
$94,500

Note 9 -                                          Sale of the Company

                                                                                    On June 30, 2006 a letter of intent was entered into for the proposed acquisition of all of the outstanding stock of the Company with WorldWater & Solar Technologies Corp. (“WorldWater”), a public company located in Ewing, NJ.  In relation to this agreement the Company received a $500,000 “Stand Still Fee” to secure negotiating rights for a period of six months.  The letter of intent expired without agreement in December 2006 and the Company recognized the $500,000 in income at that time.  The income is shown as “Stand Still Fee” in the current fiscal years Statement of Operations and Accumulated Deficit.

                                                                                    On May 25, 2007 another letter of intent was entered into with WorldWater for the proposed acquisition of all of the outstanding stock of the Company from the stockholders.  In relation to this agreement, the stockholders received a $500,000 “break-up fee” to secure the negotiating rights until November 30, 2007.  This agreement was consummated on October 29, 2007.

                                                                                    During the fiscal 2007 year, the Company received advances from WorldWater in the aggregate amount of $500,000.  The advances represented payment on a contract whereby the Company was to design, engineer and test photovoltaic concentrator systems for WorldWater.  As of September 30, 2007 the Company was approximately 70% complete with respect to the contract and has recognized approximately $350,000 of revenue in the current period.

ENTECH, INC.

Notes to Financial Statements

Note 9 -                                          Sale of the Company — (continued)

On November 6, 2007 and January 14, 2008, the Company received purchase orders (“POs”) and payments for the purchase of equipment and services from WorldWater in the amount of $4,206,840.  Concurrent with the execution of the POs, the Company and WorldWater entered into a pledge and security agreement, whereby WorldWater secured a lien against the equipment listed in the PO if for any reason the merger agreement is not consummated by March 31, 2008.

On January 28, 2008, the Company announced that it had completed its merger with WorldWater, whereby the Company’s shareholders received approximately 19,700,000 shares of WorldWater common stock along with $6,000,000 in cash.  Five shareholders of the Company have signed employment agreements to remain employees of WorldWater.